Exhibit 99
News Release
[LOGO]	First Midwest Bancorp, Inc.	First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450

FOR IMMEDIATE RELEASE	CONTACT:	Barbara E. Briick
(630) 875-7459
www.firstmidwest.com
	TRADED:	Nasdaq
	SYMBOL:	FMBI
FIRST MIDWEST REAFFIRMS 3rd QUARTER EARNINGS GUIDANCE

ITASCA, IL. OCTOBER 9, 2002 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today reaffirmed its earlier guidance and announced that it expects to report diluted earnings per share of $0.47 for its third quarter ending September 30, 2002, consistent with the most recent First Call consensus estimate and representing an increase of 12% over last year's like quarter of $0.42.

Commenting on asset quality, the Company reported that it expects nonperforming assets at September 30, 2002 will continue to be well controlled and approximate the levels of June 30, 2002. Third quarter charge-offs are expected to be consistent with those of the second quarter and fully covered by third quarter provisions. It is further expected that the reserve for loan loss at September 30, 2002 will remain strong and approximate the coverage of both total loans and nonperforming loans existent at June 30, 2002.

The Company expects to release its third quarter 2002 results on October 23, 2002 prior to the market open after its independent auditors have completed their review of the Company's financial statements and results of operations as of and for the three and nine month periods ending September 30, 2002. The release will contain earnings guidance for the fourth quarter ending December 31, 2002. The earnings release and supporting selected financial information will be available in the Investor Relations section of the Company's website, www.firstmidwest.com, on October 23, 2002 at approximately 8:00am CST.

With assets of approximately $6 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management and related financial services to a broad array of customers through 69 offices located in more than 40 communities primarily in northern Illinois.

Safe Harbor Statement

Statements made in this Press Release which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business of First Midwest, including, without limitation, (i) loan and deposit growth, net interest income and margin, wholesale funding sources, provision and reserve for loan losses, nonperforming loan levels and net charge-offs, noninterest income and expenses, and diluted earnings per share growth rates for 2002, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets" or similar expressions.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond First Midwest's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, in addition to those contained in First Midwest's reports on file with the Securities and Exchange Commission: general economic or industry conditions, nationally and/or in the communities in which First Midwest conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, deposit flows, cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of First Midwest's loan and investment portfolios, changes in accounting principals, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting First Midwest's operations, products, services and prices.

Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. First Midwest does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

# # #

2